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Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the in corporation by reference in the Registration Statement (Form S-8 No. 333-___) pertaining to the Amended and Restated Stock Option Plan and 1997 Stock Plan of UOL Publishing, Inc. of our report dated February 7, 1996, with respect to the consolidated financial statements of UOL Publishing, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1996.


                                        /s/ Ernst & Young LLP

Vienna, Virginia
December 18, 1997